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                       [PricewaterhouseCoopers Letterhead]


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form F-1 of our report dated April 30, 2002 and July 26, 1999 respectively, relating to the financial statements of Randgold Resources Limited, which appear in such registration statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers


London, United Kingdom
July 5, 2002